UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2017

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street

Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On September 22, 2017, Aegerion Pharmaceuticals, Inc. (“Aegerion”), an indirect, wholly-owned subsidiary of Novelion Therapeutics Inc. (the “Company”), entered into a series of agreements to resolve investigations being conducted by the Department of Justice (“DOJ”) and the Securities and Exchange Commission (“SEC”) regarding Aegerion’s U.S. commercial activities and disclosures related to JUXTAPID® (lomitapide) capsules (“JUXTAPID”).  The terms of the settlement are substantially similar to the preliminary agreements in principle that Aegerion disclosed in a Current Report on Form 8-K filed with the SEC on May 11, 2016.  Upon court acceptance of the proposed resolutions, Aegerion will become obligated under various agreements and judgments, including a plea agreement with the DOJ (“DOJ Plea Agreement”), a civil settlement agreement with the DOJ (“DOJ Civil Settlement Agreement”), separate civil settlement agreements with multiple U.S. states (“State Settlement Agreements”), a final judgment entered in connection with a complaint filed by the SEC (“SEC Judgment”), a three-year deferred prosecution agreement with the DOJ (“DPA”), a five-year corporate integrity agreement with the Office of Inspector General (“OIG”) of the Department of Health and Human Services (“CIA”), and a civil consent decree with the Food and Drug Administration (“FDA”) and the DOJ relating to the JUXTAPID Risk Evaluation Management Strategy (“REMS”) (“FDA Consent Decree”) (collectively, the “Agreements”). Aegerion has accrued an aggregate of $40.9 million for the payments to be provided to the DOJ and the SEC under the Agreements as of June 30, 2017.

DOJ Plea Agreement

Under the DOJ Plea Agreement, Aegerion pled guilty to two misdemeanor misbranding violations of the Food, Drug and Cosmetic Act.  The DOJ Plea Agreement requires Aegerion to pay a criminal fine in the amount of $6.2 million, to be paid in installments over three years, plus interest on any unpaid balance at a rate of 1.75% per annum. Aegerion agreed to pay, in the form of a forfeiture payment, an additional $1 million at the time the court accepts the DOJ Plea Agreement.  The DOJ Plea Agreement also requires that the Company and Aegerion regularly review and certify compliance with the DOJ Plea Agreement and the FDA Consent Decree.  In the event of any material change in Aegerion’s economic circumstances that might affect its ability to pay the fine, Aegerion must notify the court. In the event that Aegerion fails to satisfy its obligations under the agreement, Aegerion could be subject to additional criminal penalties or prosecution. The DOJ Plea Agreement is subject to approval by a U.S. District Court judge.  The foregoing summary of certain terms of the DOJ Plea Agreement is qualified in its entirety by the terms of the DOJ Plea Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

DOJ Civil Settlement Agreement and State Settlement Agreements

Aegerion also entered into the DOJ Civil Settlement Agreement to resolve allegations by the DOJ that false claims for JUXTAPID were submitted to governmental healthcare programs.  The DOJ Civil Settlement Agreement requires Aegerion to pay a civil settlement in the amount of $28.8 million, which includes $2.7 million designated for certain U.S. states relating to Medicaid expenditures for JUXTAPID, to be paid in installments over three years.  Aegerion’s payment of this civil settlement amount is subject to acceleration in the event of certain change of control transactions or transfer of Aegerion’s rights in JUXTAPID or MYALEPT® (metreleptin) for injection (“MYALEPT”). The Civil Settlement Agreement is subject to approval by a U.S. District Court judge and may be terminated by Aegerion or the DOJ if Aegerion’s agreed-upon guilty plea pursuant to the DOJ Plea Agreement is not accepted by the Court, or the Court does not impose the agreed-upon sentence for whatever reason, or if the Court does not accept the DPA.  In the event that Aegerion fails to satisfy its obligations under the agreement, Aegerion could be subject to additional penalties or litigation. The foregoing summary of certain terms of the DOJ Civil Settlement Agreement is qualified in its entirety by the terms of the DOJ Civil Settlement Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Aegerion also agreed to enter into the State Settlement Agreements to resolve claims under state law analogues to the federal False Claims Act. The terms of the State Settlement Agreements are substantially similar to those set forth in the DOJ Civil Settlement Agreement.  As noted above, participating states will receive up to $2.7 million in the aggregate from the $28.8 million amount paid pursuant to the DOJ Civil Settlement Agreement.

SEC Judgment

Aegerion also consented to the entry of the SEC Judgment without admitting or denying the allegations in the complaint related thereto.  The complaint alleged negligent violations of Sections 17(a)(2) and (3) of the Securities Act of 1933, as amended, related to certain statements made by Aegerion in 2013 regarding the conversion rate for JUXTAPID prescriptions.  The SEC Judgment provides that Aegerion must pay a civil penalty in the amount of $4.1 million, to be paid in installments over three years, plus interest on any unpaid balance at a rate of 1.75% per annum.  Aegerion’s payment of this civil penalty is subject to acceleration in the event of certain change of control transactions or transfer of Aegerion’s rights in JUXTAPID or MYALEPT.  Aegerion’s payment schedule is also subject to acceleration in the event that Aegerion fails to satisfy its payment obligations under the SEC Judgment. The SEC Judgment is subject to approval by a U.S. District Court judge.  The foregoing summary of certain terms of the SEC Judgment is qualified in its entirety by the terms of the SEC Judgment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Deferred Prosecution Agreement

Aegerion entered into the DPA with the DOJ.  Under the terms of the DPA, Aegerion admitted it engaged in conduct that constituted a conspiracy to violate the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).  The DPA provides that Aegerion must continue to cooperate fully with the DOJ concerning its investigation into other individuals or entities.  The DPA provides that Aegerion must maintain a robust Compliance and Ethics Program (as defined in the DPA) that consists of, among other things, a designated Compliance Officer and Compliance Committee; written compliance policies and procedures; a training program focused on Aegerion’s compliance policies and procedures; a disclosure program to allow individuals to report potential legal and/or compliance violations, including violations of HIPAA; a non-retaliation policy; and a monitoring and auditing program.  Under the DPA, Aegerion, as well as the Board of Directors of the Company (or a designated committee thereof), must also conduct regular reviews of its Compliance and Ethics Program, provide certifications to the DOJ that the program is believed to be effective and notify the DOJ of any probable violations of HIPAA.  In the event Aegerion breaches the DPA, there is a risk the government would seek to impose remedies provided for in the DPA, including instituting criminal prosecution against Aegerion and/or seeking to impose stipulated penalties against Aegerion. The DPA is subject to review and supervision by a U.S. District Court judge.  The foregoing summary of certain terms of the DPA is qualified in its entirety by the terms of the DPA, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Corporate Integrity Agreement

The CIA requires Aegerion, among other things, to maintain a Compliance Program (as defined in the CIA) that includes: the designation of a Compliance Officer and a Compliance Committee; comprehensive written policies and procedures regarding the operation of the Compliance Program and appropriate conduct related to sales, marketing, reimbursement, incentive compensation and other matters; training and education regarding the Compliance Program and requirements of the CIA; a centralized annual risk assessment and mitigation process; an independent review and analysis of Aegerion’s systems, transactions, risk assessment and mitigation process and other compliance activities; a disclosure program that allows individuals to report issues or questions associated with Aegerion’s policies, conduct, practices or procedures; a field force monitoring program to evaluate and monitor sales personnel’s interactions with healthcare professionals; monitoring of non-promotional activities, including consultants, donations to independent third-party patient assistance programs and other types of grants; certain requirements for the variable compensation programs for its U.S. sales personnel; and an executive financial recoupment program that puts at risk of forfeiture and recoupment performance pay for certain of Aegerion’s and the Company’s executives.  Under the CIA, Aegerion, as well as the Board of Directors of the Company (or a designated committee thereof), must also conduct regular reviews of Aegerion’s Compliance Program and provide an annual resolution or certification to OIG that the program is believed to be effective. Additionally, Aegerion must obtain management certifications from certain employees who are expected to monitor and oversee Aegerion’s activities, which must be provided to OIG.  Aegerion has reporting obligations under the CIA, including with respect to any ongoing investigation or legal proceeding involving an allegation that Aegerion has engaged in any fraudulent activities or committed a crime, any communications with FDA regarding improper promotion or marketing of Aegerion’s products and any probable violations of criminal, civil or administrative laws applicable to federal healthcare programs.  In the event Aegerion breaches the CIA, there is a risk the government would seek to impose remedies provided for in the CIA, including seeking to impose stipulated penalties against Aegerion and/or seeking to exclude Aegerion from participation in federal healthcare programs. The foregoing summary of certain terms of the CIA is qualified in its entirety by the terms of the CIA, which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

FDA Consent Decree

The FDA Consent Decree requires Aegerion, among other things, to comply with the JUXTAPID Risk Evaluation Management Strategy (“REMS”) program; retain a qualified independent auditor to conduct annual audits of its compliance with the JUXTAPID REMS program; and remediate any noncompliance identified by the auditor within specified timeframes.  In the event Aegerion fails to comply with the JUXTAPID REMS program or any other provisions of the FDA Consent Decree, Aegerion could be subject to additional administrative remedies, civil or criminal penalties and/or stipulated damages. Aegerion is required to notify the FDA in advance of certain changes in control, or changes in its business that may affect its operations, assets, rights or liabilities in the United States. The foregoing summary of certain terms of the FDA Consent Decree is qualified in its entirety by the terms of the FDA Consent Decree, which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Aegerion continues to cooperate with the DOJ and the SEC with respect to their investigations into the conduct of other individuals regarding commercial activities and disclosures related to JUXTAPID.   As part of this cooperation, the DOJ has requested documents and information related to donations Aegerion made in 2015 and 2016 to 501(c)(3) organizations that provide financial assistance to patients. In connection with this inquiry, the DOJ may pursue theories that were not resolved pursuant to the Agreements. Additionally, the Agreements do not resolve the DOJ and SEC inquiries concerning Aegerion’s operations in Brazil.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Plea Agreement, dated September 22, 2017.
10.2	Civil Settlement Agreement, dated September 22, 2017.
10.3	Proposed Final Judgment, dated September 22, 2017.
10.4	Deferred Prosecution Agreement, dated September 22, 2017.
10.5	Corporate Integrity Agreement, dated September 22, 2017.
10.6	Consent Decree of Final Injunction, dated September 22, 2017.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Plea Agreement, dated September 22, 2017.
10.2	Civil Settlement Agreement, dated September 22, 2017.
10.3	Proposed Final Judgment, dated September 22, 2017.
10.4	Deferred Prosecution Agreement, dated September 22, 2017.
10.5	Corporate Integrity Agreement, dated September 22, 2017.
10.6	Consent Decree of Final Injunction, dated September 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date: September 22, 2017